UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                   FORM 8-K
                                CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D)
                    OF THE SECURITIES EXCHANGE ACT OF 1934


               DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
                                OCTOBER 6, 1999


                          F & M NATIONAL CORPORATION
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                                   VIRGINIA
                (STATE OR OTHER JURISDICTION OF INCORPORATION)

                                   000-05929
                           (COMMISSION FILE NUMBER)

                                  54-0857462
                             (IRS EMPLOYER NUMBER)

                  9 COURT SQUARE, WINCHESTER, VIRGINIA  22601
          (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES INCLUDING ZIP CODE)

              REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:
                                 540-665-4200


                                   NO CHANGE
         (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)




                                   FORM 8-K
                          F & M National Corporation
                             Winchester, Virginia


ITEM 5. OTHER EVENTS.

W. M. Feltner, Chairman of the Board of F&M National Corporation, Winchester, Virginia, together with Don E. Stone, Jr., President of The State Bank of the Alleghenies, jointly announced today that their respective Boards of Directors have approved a definitive agreement for the affiliation of The State Bank of the Alleghenies with F&M National Corporation. Through its three banking offices, The State Bank of the Alleghenies provides a broad array of financial services to individuals and small to medium sized businesses in the Alleghany and Bath County area.
At June 30, 1999, State Bank reported total assets of approximately $155.6 million and total stockholders equity of approximately $17.1 million. The transaction, expected to be completed in the first quarter of 2000, requires the approval of various regulatory agencies and the shareholders of State Bank and satisfaction of other standard conditions.

Under the terms of the agreement, F&M would exchange the number of its shares of common stock whose aggregate market value determined as of the date of closing equals $18.00, subject to a maximum of 0.651 and a minimum of 0.554 shares of F&M stock being exchanged for each share of State Bank stock. The transaction has an indicated value of approximately $53.3 million and is intended to qualify as a tax-free exchange and be accounted for as a pooling of interests. After the transaction, The State Bank of the Alleghenies will continue to operate as a separate banking subsidiary of F&M under the name of F&M Bank-Highlands.

In announcing the transaction, Mr. Feltner commented, "We are extremely pleased to have such a quality institution join the F&M family of community banks and to help us extend our franchise to the Alleghany Highlands market area. The affiliation is a positive one for both our organizations, as well as our respective shareholders and customers."

Mr. Stone added, "The transaction will enhance our already strong bank. We will have a larger partner to help us expand the products and services available to our customers. F&M has a long history of permitting its banking affiliates to operate in the best interests of the communities they serve, while offering to these communities the advantages that are derived from a much larger banking organization. F&M is a people-oriented organization that enjoys an excellent reputation with their customers, employees and the communities it serves.

F&M, with assets in excess of $2.9 billion, is a multi-bank holding company headquartered in Winchester, Virginia. It has seven bank affiliates in Virginia, one bank affiliate in West Virginia, and one bank affiliate in Maryland. F&M offers insurance services through its subsidiaries, F&M/Shomo & Lineweaver and J.V. Arthur, Inc. F&M also operates F&M Trust Company. F&M's common stock is listed on the New York Stock Exchange under the symbol "FMN".

Baxter Fentriss and Company is serving as financial advisor to The State Bank of the Alleghenies for this transaction.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         None


Pursuant to the filing requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

F & M NATIONAL CORPORATION


/s/
By: Alfred B. Whitt, President, Vice Chairman and CFO


DATE:  October 7, 1999